Exhibit 99.1

BowX Acquisition Corp. Announces Stockholder Approval of Business Combination with WeWork

•	Merger is expected to close on or around October 20, 2021

•	Transaction expected to provide WeWork with approximately $1.3 billion in cash, prior to expenses, full amount expected in initial agreement announced on March 26, 2021

•	Combined company to be named WeWork and will begin trading on the New York Stock Exchange under the ticker “WE” on October 21, 2021

MENLO PARK and NEW YORK, October 19, 2021 – BowX Acquisition Corp. (NASDAQ: BOWX, BOWXU, AND BOWXW) (“BowX”), a special purpose acquisition company, today announced that in a special meeting held today, its stockholders voted to approve its business combination with WeWork Inc. (“WeWork”), the leading flexible space provider. The business combination was supported by 97.9% of the votes cast at the meeting, representing approximately 77.6% of BowX’s outstanding shares.

The business combination is expected to provide WeWork with the previously announced gross cash proceeds of approximately $1.3 billion, which includes the cash held in the trust account, a fully committed PIPE and an equity backstop facility provided by Cushman & Wakefield. In addition, as previously disclosed, upon the closing of the business combination, WeWork will have access to up to $550,000,000 of senior secured debt in the form of 7.5% senior secured notes pursuant to its amended and restated master senior secured notes note purchase agreement with StarBright WW LP, an affiliate of SoftBank Group Corp.

BowX and WeWork will combine to create the leading publicly traded provider of flexible space and workplace management solutions, with a platform and global network that will ideally position the company to serve the multi-trillion office space market and enable the future of work.

The business combination is expected to close on October 20, 2021, subject to the satisfaction or waiver of all closing conditions. Following the close, WeWork and its common stock and warrants are expected to begin trading on the New York Stock Exchange under the ticker symbol “WE”, on October 21, 2021.

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About BowX Acquisition Corp.

BowX Acquisition Corp. is a Special Purpose Acquisition Company formed by management of Bow Capital, including Vivek Ranadivé, and Murray Rode. Bow Capital is a venture capital fund bridging the best of academia, business, and entertainment. Mr. Ranadivé has four decades of experience and is founder and managing director of Bow Capital, as well as previous founder and CEO of TIBCO. Mr. Rode is senior advisor of Bow Capital and former CEO of TIBCO, with over 30 years of experience in tech.

About WeWork

WeWork was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since opening our first location in New York City, we’ve grown into a global flexible space provider committed to delivering technology-driven flexible solutions, inspiring spaces, and unmatched community experiences. Today, we’re constantly reimagining how the workplace can help everyone, from freelancers to Fortune 500s, be more motivated, productive, and connected.

Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” with respect to the proposed transaction between WeWork and BowX include statements regarding the benefits and timing of the transaction, the anticipated timing of the trading of the combined company and expectations regarding the combined company’s position to serve the multi-trillion office space market and enable the future of work. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of BowX’s securities, (ii) the risk that the transaction may not be completed by BowX’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by BowX, (iii) the failure to satisfy the conditions to the consummation of the transaction, including receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete the PIPE investment, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vii) the effect of the announcement or pendency of the transaction on WeWork’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of WeWork and potential difficulties in WeWork employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against WeWork or against BowX related to the Merger Agreement or the proposed transaction, (x) the ability to maintain the listing of BowX’s securities on a national securities exchange, (xi) the price of BowX’s securities may be volatile due to a variety of factors, including changes in the competitive and regulated industries in which BowX plans to operate or WeWork operates, variations in operating performance across competitors, changes in laws and regulations affecting BowX’s or WeWork’s business, WeWork’s inability to implement its business plan or meet or exceed its financial projections and changes in the combined capital structure, (xii) changes in general economic conditions, including as a result of the COVID-19 pandemic, and (xiii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the registration statement on Form S-4 discussed above, the proxy statement/prospectus and other documents filed or that may be filed by BowX from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and WeWork and BowX assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither WeWork nor BowX gives any assurance that either WeWork or BowX, or the combined company, will achieve its expectations.

Investors

Chandler Salisbury

investor@wework.com

Media

Nicole Sizemore / Julia Sullivan

press@wework.com

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